Exhibit 23.2      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                    (Letterhead of Williams & Webster, P.S.)

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 50,000,000 shares of common stock of Cyberads, Inc. of our report dated May 17, 2006 with respect to the consolidated financial statements included in its Annual Report on Form 10-KSB/A filed on June 2, 2006 for the year ended December 31, 2005, filed with the US Securities and Exchange Commission.


                                            /s/ WILLIAMS & WEBSTER, P.S.
June 2, 2006











































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